EXHIBIT 16.1

February 14th, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K for the event that occurred on February 14th, 2018, of GSG Group Inc. and are in agreement with the statements contained therein as much as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas